Exhibit 4.1

SECOND AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT

          SECOND AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of June 30, 2006, by and among Ascendia Brands, Inc. (f/k/a Cenuco, Inc.), a Delaware corporation, with headquarters located at American Metro Center, 240 Princeton Avenue, Suite 108, Hamilton, NJ 08619 (the “Company”), and the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”).

          WHEREAS:

          A.      The Company and certain Buyers (the “Original Note Buyers”) entered into that certain Securities Purchase Agreement, dated as of October 10, 2005, which was subsequently amended and restated in that certain Amended and Restated Securities Purchase Agreement (the “Original Note Agreement”), dated November 16, 2005 (the “Original Note Agreement Date”) with respect to the potential acquisition by the Original Note Buyers of (i) secured convertible notes (the “Original Notes”), which were to be convertible into shares of the Company’s common stock, par value $0.001 (the “Common Stock”) and (ii) certain warrants (the “Original Note Warrants”).

          B.      The Company and certain Buyers (the “Original Preferred Buyers”) entered into that certain Securities Purchase Agreement, dated as of October 10, 2005, which was subsequently amended and restated in that certain Amended and Restated Securities Purchase Agreement (the “Original Preferred Agreement”), dated November 16, 2005 (the “Original Preferred Agreement Date”) with respect to the potential acquisition by the Original Preferred Buyers of (i) Series B Junior Participating Convertible Preferred Stock, par value $0.001 per share, which were to be convertible into shares of Common Stock, and (ii) certain warrants (the “Original Preferred Warrants”).

          C.      On the Original Note Agreement Date, the Company and certain of its subsidiaries entered into temporary financing arrangements with certain of the Original Note Buyers, as secured lenders (the “Bridge Lenders”), and as more fully set forth in a Bridge Term Loan Agreement (the “Bridge Agreement”) by and among the Company, Lander Intangibles Corporation, Hermes Acquisition Company I LLC, and Lander Co., Inc., as borrowers (collectively, the “Bridge Borrowers”), and their subsidiaries signatory thereto (together with the Bridge Borrowers, the “Bridge Loan Parties”), Prencen Lending LLC, a Delaware limited liability company (“Prentice Lending”), as agent for the Lenders (in such capacity, the “Bridge Agent”), and the Bridge Lenders, as lenders, and certain other securi ty and ancillary documents related thereto (the “Bridge Facility”), pursuant to which the Original Note Buyers made available to the Bridge Borrowers a $80 million secured term loan.

          D.      Prentice Lending acquired the Obligations (as defined in the Bridge Facility) owed by the Company to Highgate House Funds, Ltd. (a Bridge Lender) (“Highgate”) under the Bridge Facility, such that Prentice Lending now owns all of the Obligations under the Bridge Facility.

          E.      On May 15, 2006, the Bridge Facility matured. Prentice Lending, certain of the Original Note Buyers and the Company agreed in recognition of the foregoing (i) to forgo any short-term extensions of the Bridge Facility, (ii) to extend the Company’s Obligations (as defined in the Bridge Agreement), as secured by Collateral (as defined in the Bridge Agreement), through the Company’s issuance of Notes (as defined below) hereunder as an amendment and restatement of the outstanding Obligations pursuant to the Bridge Facility, which provides a longer maturity date for such Obligations and the right to convert such Obligations into equity, (iii) to the Company’s payment to Prentice Lending of the Obligations (excluding any outstanding principal amounts, but including accrued and unpaid interest and any other amounts payable as of the Closing Date) pursuant t o the Bridge Agreement (the “Outstanding Interest Amount”) and (iv) to ratify and confirm the security interests granted to secure such Obligations in accordance with the Bridge Agreement and the Security Documents (as defined below).

          F.      The Company and certain Original Note Buyers desire to amend and restate the terms of the Original Note Agreement and the Bridge Agreement to reflect the modifications to the terms thereof and to consolidate such agreements into this Agreement. The Company and certain Original Preferred Buyers desire to terminate, as of the Closing Date, (i) the Original Preferred Agreement and (ii) that certain Amended and Restated Registration Rights Agreement, by and among the Original Preferred Buyers, dated as of the Original Preferred Date (the “Original Preferred Registration Rights Agreement”).

          G.      The Company has also authorized a new series of senior secured convertible notes of the Company, in substantially the form attached hereto as Exhibit A (the “Notes”), which shall be convertible into Common Stock in accordance with the terms of such Notes, and is being issued as an amendment and restatement of the outstanding Obligations pursuant to the Bridge Facility.

          H.      Certain Original Note Buyers wish to amend and restate the Bridge Facility and the Original Note Agreement and purchase, and the Company wishes to amend and restate the Bridge Facility and the Original Note Agreement and sell at the Closing (as defined below), upon the terms and conditions stated in this Agreement, (i) that aggregate principal amount of the Notes set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers attached hereto (which aggregate amount for all Buyers shall be $91,000,000) (as converted, collectively, the “Conversion Shares”), (ii) warrants, in substantially the form attached hereto as Exhibit B-1 (the “Series A Warrants”), to acquire up to that number of additional shares of Common Stock set forth opposite such applicable Buyer’s name in column (4) of the Schedule of Buyer s (as exercised, collectively, the “Series A Warrant Shares”) and (iii) warrants, in substantially the form attached hereto as Exhibit B-2 (the “Series B Warrants”, and together with the Series A Warrants, the “Warrants”), to acquire up to that number of additional shares of Common Stock set forth opposite such applicable Buyer’s name in column (5) of the Schedule of Buyers (as exercised, collectively, the “Series B Warrant Shares”, and together with the Series A Warrant Shares, the “Warrant Shares”).

          I.      Contemporaneously with the execution and delivery of this Agreement, Steven Bettinger, Jodi Bettinger and Prencen, LLC, a Delaware limited liability company (“Prentice”), are executing and delivering that certain Securities Purchase Agreement, dated as of the date hereof (the “Bettinger Agreement”), whereby Prentice shall acquire an aggregate of Three Million, Three Hundred and Twenty Two Thousand, Four Hundred and Eighty Two (3,322,482) shares of Common Stock (the “Bettinger Shares”).

          J.      The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

          K.      Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering an Amended and Restated Registration Rights Agreement, substantially in the form attached hereto as Exhibit C (as amended or modified from time to time in accordance with its terms, the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Conversion Shares, the Warrant Shares and the Bettinger Shares and certain shares held by affiliates of the Buyers under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws. The Registration Rights Agreement amends and restates the terms and conditions of that certain Amended and Restated Investor Registration Rights Agreement, by and among the Company and the Original Note Buyers, dated as of the Original Note Date.

          L.      The Notes, the Conversion Shares, the Warrants, the Warrant Shares and the Bettinger Shares are collectively referred to herein as the “Securities”.

          M.      The Notes will rank senior to all outstanding and future indebtedness of the Company, subject to Permitted Senior Indebtedness (as defined in the Notes), and will be secured by a first priority, perfected security interest in all of the assets of the Company and the stock and assets of each of the Company’s subsidiaries, as evidenced by (i) an amended and restated pledge agreement, in the form attached hereto as Exhibit J (as amended or modified from time to time in accordance with its terms, the “Amended Pledge Agreement”), which amends and restates that certain pledge agreement, dated as of the Original Note Agreement Date, by and among the Company and the Bridge Agent (the “Original Pledge Agreement”), (ii) an amended and restated security agreement, in the form attached hereto as Exhibit K (as amended or modi fied from time to time in accordance with its terms, the “Amended Security Agreement”), which amends and restates that certain Security Agreement, dated as of the Original Note Agreement Date, by and among the Company and the Bridge Agent (the “Original Security Agreement”), (iii) the amended and restated guarantees of certain Subsidiaries of the Company, in the form attached hereto as Exhibit L-1 (as amended or modified from time to time in accordance with its terms, the “Amended Guarantees”) and (iv) the guarantees of certain subsidiaries of the Company in the form attached hereto as Exhibit L-2 (as amended or modified from time to time in accordance with its terms, the “Additional Guarantees”, and together with the Amended Guarantees, the “Guarantees”, and together with the Amended Pledge Agreement, the Amended Security Agreement, the New Mortgage (as defined below) and any ancillary documents related theret o, collectively the “Security Documents”). The Company and the Buyers acknowledge that both the guarantee and pledge agreement from MarNan, LLC, a New Jersey limited liability company (“MarNan”) and Dana Holdings, LLC, a New Jersey limited liability company (“Dana”), to the Bridge Lenders in connection with the Bridge Facility (the “MarNan and Dana Agreements”) shall be terminated on the Closing Date.

          NOW, THEREFORE, the Original Note Agreement and the Bridge Agreement are each amended, restated and consolidated in their entirety and the Company and each Buyer hereby agree as follows:

          1.    ACQUISITION OF NOTES AND WARRANTS; TERMINATION OF AGREEMENTS.

                         (a)      Notes and Warrants. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, on the Closing Date (as defined below), in exchange for the amendment and restatement of the obligations under the Bridge Facility and the Buyer’s payment of the Cash Purchase Price (as defined below) and the Company’s payment of the Outstanding Interest Amount and the fees set forth in Section 4(g) hereof, the Company shall issue, sell and deliver to each applicable Buyer, and each applicable Buyer severally, but not jointly, agrees to accept and purchase, (x) a principal amount of Notes as is set forth opposite such applicable Buyer’s name in column (3) on the Schedule of Buyers, (y) the Series A Warrants to acquire up to that number of Series A Warrant Shares as is set forth opposite such applica ble Buyer’s name in column (4) on the Schedule of Buyers, and (z) the Series B Warrants to acquire up to that number of Series B Warrant Shares as is set forth opposite such applicable Buyer’s name in column (5) on the Schedule of Buyers (the “Closing”).

                         (b)      Termination of Agreements. On the Closing Date, the Original Preferred Buyers and the Company hereby agree that the Original Preferred Agreement, the Original Preferred Registration Rights Agreement and the MarNan and Dana Agreements shall be terminated and shall be null and void and of no further force and effect.

                         (c)      Closing. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York City time, on the date hereof (or such later date as is mutually agreed to by the Company and the Required Holders (as defined in the Note)) after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.

                         (d)      Purchase Price. The aggregate purchase price for the Securities to be purchased by each Buyer at the Closing (the “Purchase Price”) shall equal (i) the cash amount set forth opposite such Buyer’s name in column (6) on the Schedule of Buyers to be paid at the Closing (the “Cash Purchase Price”), and (ii) the outstanding obligations under the Bridge Facility after the Company’s payment of the Outstanding Interest Amount.

                         (e)      Form of Payment. On the Closing Date, (i) each applicable Buyer shall pay its Purchase Price to the Company for the Securities to be issued and sold to such Buyer at the Closing by wire transfer of immediately available funds in accordance with the Company’s written wire instructions and (ii) the Company shall deliver to each applicable Buyer (A) the Notes (in the principal amounts as such Buyer shall request) which such Buyer is entitled to receive hereunder, and (B) the Warrants (in the amounts as such Buyer shall request) which such Buyer is purchasing, in each case duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

          2.    BUYER’S REPRESENTATIONS AND WARRANTIES.

                         Each Buyer, and solely with respect to Section 2(n) hereof, the Bridge Agent, represents and warrants with respect to only itself (and solely with respect to the Securities purchased by such Buyer) that:

                         (a)      Organization; Authority. Such Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

                         (b)      No Public Sale or Distribution. Such Buyer (i) is acquiring the Notes and the Warrants, (ii) upon conversion of the Notes will acquire the Conversion Shares, and (iii) upon exercise of the Warrants, as applicable, will acquire the Warrant Shares, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Such Buyer is acquiring the Securities hereunder in the ordinary cou rse of its business. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

                         (c)      Accredited Investor Status. Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

                         (d)      Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

                         (e)      Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an infor med investment decision with respect to its acquisition of the Securities.

                         (f)      No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

                         (g)      Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended, (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person (as defined in Section 3(s)) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document (as defined in Section 3(b)), including, without limitation, this Section 2(g).

                         (h)      Legends. Such Buyer understands that the certificates or other instruments representing the Notes and the Warrants and, until such time as the resale of the Conversion Shares and the Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares and the Warrant Shares, except as set forth below, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION

STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144(K) UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act, or (iii) such holder provides the Company with reasonable assurance that the Securities can be sold, assigned or transferred pursuant to Rule 144.

                         (i)      Validity; Enforcement. The Transaction Documents to which such Buyer is a party, have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

                         (j)      No Conflicts. The execution, delivery and performance by such Buyer of this Agreement, the Registration Rights Agreement and the Security Documents to which such Buyer is a party, and the consummation by such Buyer of the transactions contemplated hereby and thereby, will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

                         (k)      Receipt of Documents. Such Buyer and its counsel has received and read in their entirety: (i) this Agreement and each representation, warranty and covenant set forth herein, and the other Transaction Documents (as defined below); (ii) the Company’s Annual Report on Form 10-KSB for the fiscal year ended June 30, 2004; (iii) the Company’s Quarterly Report on Form 10-QSB for the fiscal quarters ended September 30, 2004, December 31, 2004 and March 31, 2005; and (v) the Company’s Quarterly Report on Form 10-Q for the fiscal quarters ended May 28, 2005 and August 27, 2005.

                         (l)      No Legal Advice From the Company. Such Buyer acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel and investment and tax advisors. Such Buyer is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

                         (m)      Residency. Such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers.

                         (n)      Bridge Facility; Termination Authority. As of the date hereof, Prencen Lending owns 100% of the Obligations and jointly in its capacity as the Bridge Lender and the Bridge Agent has the authority to terminate the MarNan and Dana Agreements and to execute and deliver this Agreement and the other Transaction Documents to which it is a party.

               3.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                         The Company represents and warrants as of the date of execution hereof and as of the Closing Date to each of the Buyers:

                         (a)      Organization and Qualification. Except as set forth on Schedule 3(a), the Company and its “Subsidiaries” (which for purposes of this Agreement means any joint venture or any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest) are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. The Company is not required to qualify as a foreign corporation in any jurisdiction. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, assets, operations, results of operations, condition (financial or otherwise) of the Company, its Subsidiaries, individually or taken as a whole, or on the transactions contemplated hereby or in the other Transaction Documents. The Company has no Subsidiaries, except as set forth on Schedule 3(a).

                         (b)      Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Notes, the Warrants, the Registration Rights Agreement, the Security Documents, the Irrevocable Transfer Agent Instructions (as defined in Section 5(b)), and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes and the Warrants, the transactions contemplated by the Bettinger Agreement, the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion of the Notes, the transfer of the Bettinger Shares, the reservation for issuance and issuance of the Warrant Shares issuable upon exercise of the Warrants, and the reaffirmation of the prior grant of the security interest in the Collateral (as defined in the Security Documents) have been duly authorized by the Company’s board of directors and (other than the filing with the SEC of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement and an y other filings as may be required by any state securities agencies) no further filing, consent, or authorization is required by the Company, its board of directors or its stockholders. This Agreement and the other Transaction Documents of even date herewith have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

                         (c)      Issuance of Securities. The issuance of the Notes and the Warrants are duly authorized and upon issuance in accordance with the terms of the Transaction Documents shall be free from all taxes, liens and charges with respect to the issue thereof and the Bettinger Shares are fully paid and nonassessable. As of the Closing, the Company shall have reserved from its duly authorized capital stock not less than the sum of (i) 130% of the maximum number of shares of Common Stock issuable upon conversion of the Notes (assuming for purposes hereof, that the Notes are convertible at the Conversion Price (as defined in the Notes) and without taking into account any limitations on the conversion of the Notes set forth in the Notes), and (ii) 130% of the maximum number of shares of Common Stock issuable upon exercise of the Warrants (witho ut taking into account any limitations on the exercise of the Warrants set forth in the Warrants). Upon issuance or conversion in accordance with the Notes or exercise in accordance with the Warrants, as the case may be, the Conversion Shares and the Warrant Shares, respectively, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Assuming that the representations and warranties of the Buyers set forth in Section 2 herein are true, the offer and issuance by the Company of the Securities being sold by it are exempt from registration under the 1933 Act.

                         (d)      No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes, the Warrants, and reservation for issuance of the Conversion Shares and the Warrant Shares) will not (i) result in a violation of the Certificate of Incorporation (as defined in Section 3(r)) of the Company or any of its Subsidiaries, any capital stock of the Company or Bylaws (as defined in Section 3(r)) or the certificate of designations of the Company or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party (including, without limitation, any right of any executive officer to terminate his or her employment agreement and/or receive any severance payments), or (iii) result in a violation of any material law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the American Stock Exchange (the “Principal Market”) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

                         (e)      Consents. Other than the Stockholder Approval (as defined below), the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date, and the Company and its Subsidiaries are unaware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, applica tion or filings pursuant to the preceding sentence. Except as set forth on Schedule 3(e), the Company is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts which would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

                         (f)      Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company, (ii) an “affiliate” of the Company or any of its Subsidiaries (as defined in Rule 144) or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”)). The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar cap acity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities. The Company further represents to each Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

                         (g)      No General Solicitation; Placement Agent’s Fees. Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby, including any fees and commissions which may be due and owing to Stanford Group Co. (the “Agent”). The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim. Except as set forth on Schedule 4(g), neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the sale of the Securities.

                         (h)      No Integrated Offering. None of the Company, its Subsidiaries, any of their respective affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred t o in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

                         (i)      Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Notes, and, the Warrant Shares issuable upon exercise of the Warrants, will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Notes in accordance with this Agreement and the Notes and its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

                         (j)      Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti- takeover provision under the Certificate of Incorporation or the laws of the jurisdiction of its formation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Buyer’s ownership of the Securities. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

                         (k)      SEC Documents; Financial Statements. Except as set forth on Schedule 3(k), during the two (2) years prior to the date hereof, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered to the Buyers or their respective representatives true, correct and complete copies of the SEC Documents not available on the EDGAR system. Except as set forth on Schedule 3(k), as of their respective dates, the SEC Documents comp lied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as set forth on Schedule 3(k), as of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or ma y be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided on or behalf of the Company to the Buyers which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(e) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made.

                         (l)      Absence of Certain Changes. Except as disclosed in Schedule 3(l), since November 16, 2005, there has been no material adverse change and no material adverse development in the business, assets, properties, operations, condition (financial or otherwise), results of operations of the Company or its Subsidiaries. Except as disclosed in Schedule 3(l), since November 16, 2005, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of business or (iii) had capital expenditures, individually, in excess of $100,000, or in the aggregate, in excess of $250,000. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section 3(l), “Insolvent” means, with respect to any Person (i) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total Indebtedness (as defined in Section 3(s)), (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (i v) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

                         (m)      No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, with respect to the Company, its Subsidiaries or their respective business, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

                         (n)      Conduct of Business; Regulatory Permits. Neither the Company nor its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, any certificate of designation, preferences or rights of any other outstanding series of preferred stock of the Company or Bylaws or their organizational charter or certificate of incorporation or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for possible violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse E ffect. Except as set forth on Schedule 3(n), Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. During the two (2) years prior to the date hereof, (i) the Common Stock has been designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) except as set forth on Schedule 3(n), the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective busin esses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

                         (o)      Foreign Corrupt Practices. Neither the Company nor any of its Subsidiaries nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

                         (p)      Sarbanes-Oxley Act. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

                         (q)      Transactions With Affiliates. Except as set forth in the SEC Documents filed at least ten (10) days prior to the date hereof and other than as disclosed on Schedule 3(q), none of the officers, directors or employees of the Company or any of its Subsidiaries is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company or any of its Subsidiaries, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

                         (r)      Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 225,000,000 shares of Common Stock, of which as of the date hereof, 13,913,056 are issued and outstanding, 2,235,669 shares will be reserved for issuance upon the exercise of warrants granted or to be granted under the Company’s 2000 Employee Performance Equity Plan and 1,982,544 shares are reserved for issuance pursuant to securities (other than the Notes and the Warrants) exercisable or exchangeable for, or convertible into, shares of Common Stock and (ii) 2,553.6746 shares of Series A Junior Participating Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”) 2,553.6746 of which, as of the date hereof, are issued and outstanding. All of such outstanding shares have been, or u pon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 3(r): (i) none of the Company’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company (other than as to the Bridge Lenders in connection with the Bridge Facility); (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercis able or exchangeable for, any capital stock of the Company or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness (except for the Bridge Facility) of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its Subsidiaries (other than by the Bridge Agent in connection with the Bridge Facility); (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to the Registration Rights Agreement); (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or simila r provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect. The Company has furnished to the Buyers true, correct and complete copies of the Company’s

Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s Bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto.

                         (s)      Indebtedness and Other Contracts. Except as set forth on Schedule 3(s), neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness, (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. Schedule 3(s) lists all such outstanding Indebtedness. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with generally accepted accounting principles) (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect t o any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                         (t)      Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company’s Subsidiaries or any of the Company’s or its Subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise, except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

                         (u)      Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

                         (v)      Employee Relations. Except as set forth on Schedule 3(v), neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that their relations with their employees are good. Except as set forth on Schedule 3(v), no executive officer of the Company or any of its Subsidiaries (as defined in Rule 501(f) of the 1933 Act) has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. No executive officer of the Company or any of its Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, discl osure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

                                        (ii)     The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

                         (w)      Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except Permitted Liens (as defined in the Notes), liens securing the Bridge Facility and such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed t o be made of such property and buildings by the Company and its Subsidiaries.

                         (x)      Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, service marks and all applications and registrations therefor, trade names, patents, patent rights, copyrights, original works of authorship, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted. None of the Company’s registered, or applied for, Intellectual Property Rights have expired or terminated or have been abandoned, or are expected to expire or terminate or expected to be abandoned, within three years from the date of this Agreement. The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others. Except as set forth on Schedule 3(x), there is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company or any of its Subsidiaries regarding its Intellectual Property Rights. The Company is unaware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

                         (y)      Environmental Laws. Except as set forth on Schedule 3(y), the Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface w ater, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

                         (z)      Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote (other than as set forth the Original Pledge Agreement), and (subject to limitations imposed by applicable law and restrictions in the Bridge Facility) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

                         (aa)      Tax Status. The Company and each of its Subsidiaries (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

                         (bb)      Internal Accounting and Disclosure Controls. The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. Except as set forth on Schedule 3(bb), the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. During the twelve months prior to the date hereof neither the Company nor any of its Subsidiaries have received any notice or correspondence from any accountant r elating to any potential material weakness in any part of the system of internal accounting controls of the Company or any of its Subsidiaries.

                         (cc)      Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

                         (dd)      Investment Company Status. The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

                         (ee)      Ranking of Notes. Except as set forth on Schedule (ee), no Indebtedness of the Company is senior to or ranks pari passu with the Notes in right of payment, whether with respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise; provided, however, that the Buyers acknowledge that the CIT Facility (as defined in the Notes), when established, will be senior to the Notes with respect to its first priority liens on account receivables and U.S. inventory of the Company and its Subsidiaries (including, without limitation, the rights of the lenders under the CIT Facility (the “CIT Lenders”) to sell any U.S. finished goods inventory under certain trademarks (but not to have a lien on such trademarks)).

                         (ff)      Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

                         (gg)      Acknowledgement Regarding Buyers’ Trading Activity. It is understood and acknowledged by the Company (i) that none of the Buyers have been asked by the Company or its Subsidiaries to agree, nor has any Buyer agreed with the Company or its Subsidiaries, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) that any Buyer, and counter parties in “derivative” transactions to which any such Buyer is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iii) that each Buyer shall not be deemed to have any affiliation with or control over any arm’s length counter party in any “derivative” transaction. The Company further understands and acknowledges that one or more Buyers may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Conversion Shares and the Warrant Shares deliverable with respect to Securities are being determined and (b) such hedging and/or trading activities, if any, can reduce the value of the existing shareholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Notes, the Warrants or any of the documents executed in connection herewith.

                         (hh)      Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

                         (ii)      U.S. Real Property Holding Corporation. The Company is not, nor has ever been, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Buyer’s request.

                         (jj)      Disclosure. All disclosure provided to the Buyers regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company or its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light o f the circumstances under which they are made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

          4.    COVENANTS.

                         (a)      Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

                         (b)      Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at such Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to such Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Bl ue Sky” laws of the states of the United States following the Closing Date.

                         (c)      Reporting Status. Until the date on which the Investors (as defined in the Registration Rights Agreement) shall have sold all the Conversion Shares and Warrant Shares, and none of the Notes or Warrants are outstanding (the “Reporting Period”), from and after the filing of the Company’s Annual Report on Form 10-K for the period ending February 28, 2006, the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination, and from and after the date the Company is eligible to register the Conversion Shares and the Warrant Shares for resale by th e Buyers on Form S-3, the Company shall take all actions necessary to maintain its eligibility to register the Conversion Shares and the Warrant Shares for resale by the Buyers on Form S-3.

                         (d)      Use of Proceeds. The Company will use the proceeds from the sale of the Securities for the payment of an approximately $5.5 million fee that may be due and owing to the Agent and for working capital of the Company and its Subsidiaries and, except as contemplated hereby, not for (A) the repayment of any outstanding Indebtedness of the Company or any of its Subsidiaries or (B) the redemption or repurchase of any of its or its Subsidiaries’ equity securities other than the securities of MarNan and Dana being redeemed in accordance with Section 7(r).

                         (e)      Financial Information. The Company agrees to send the following to each Investor during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports and Quarterly Reports on Form 10-K, 10-KSB, 10-Q or 10-QSB, any interim reports or any consolidated balance sheets, income statements, stockholders’ equity statements and/or cash flow statements for any period other than annual, any Current Reports on Form 8 K (including any press releases filed) and any registration statements (other than on Form S 8) or amendments filed pursuant to the 1933 Act, (ii) on the same day as the release thereof, facsimile copies of all press releases not filed through the EDGAR system issued by the Company or any of its Subsidiaries, and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders. As used herein, “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

                         (f)      Listing. The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the Common Stocks’ authorization for quotation on the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(f).

                         (g)      Fees. The Company shall reimburse Prentice or its designee(s) (in addition to any other expense amounts paid to any Buyer prior to the date of this Agreement) for all reasonable costs and expenses incurred in connection with the transactions contemplated by the Transaction Documents (including all reasonable legal fees and disbursements in connection therewith, documentation and the negotiation of the Transaction Documents, due diligence in connection therewith and the Closing contemplated by this Agreement), which amount shall be withheld by Prentice from its Purchase Price at the Closing or paid by the Company upon termination of this Agreement. The Company shall also reimburse Prentice or its designee(s) (in addition to any other expense amounts paid to any Buyer prior to the date of this Agreement) for all reasonable cost s and expenses incurred in connection with the negotiation of any intercreditor agreements in accordance with Section 4(v) below and any ancillary documents related thereto and any amendment to any other Transaction Document after the Closing Date. On the Closing Date, the Company shall pay Prentice Capital Management, LP (“Prentice Management”) or its designee(s) a non refundable closing fee equal to $3,667,500 with respect to the issuance of the Notes to Prentice Lending (the “Prentice Note Fee”) and Prentice Management agrees to promptly pay $360,000 of such Prentice Note Fee to Highgate. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees or commissions payable to the Agent. The Company shall pay, and hold each Buyer harmless again st, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any claim against a Buyer relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

                         (h)      Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by an Investor in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

                         (i)      Additional Registration Statements. Until the sixtieth (60th) day following the Effective Date (as defined in the Registration Rights Agreement), the Company shall not file a registration statement under the 1933 Act relating to securities that are not the Securities.

                         (j)      Disclosure of Transactions and Other Material Information.

                                        (i)      On or before 8:30 a.m., New York City time, on the fourth Business Day following the date of this Agreement, the Company shall issue a press release and file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement), the form of the Notes, the form of Warrant, the form of the Registration Rights Agreement, the form of Voting Agreement and the form of Security Documents) as exhibits to such filing (including all attachments, the “8-K Filing”). From and after October 31, 2006, except as permitted by Section 4(j)(ii) below and, in such case, from and after the Disclosur e Date (as defined below), no Buyer shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing or other public filings by the Company with the SEC prior to October 31, 2006. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide any Buyer with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the SEC without the express written consent of such Buyer. If a Buyer has, or believes it has, received any such material, nonpublic information regarding the Company or any of its Subsidiaries, it shall provide the Company with written notice thereof. The Company shall, within five (5) Trading Days of receipt of such notice, make public disclosure of such material, nonpubl ic information. In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents. No Buyer shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents for any such disclosure. Subject to the foregoing, neither the Company, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior app roval of any Buyer, to make any press release or other public disclosure with respect to such transactions (x) in substantial conformity with the 8-K Filing and contemporaneously therewith and (y) as is required by applicable law and regulations (provided that in the case of clause (z) each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of any applicable Buyer, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of such Buyer in any filing, announcement, release or otherwise. Notwithstanding the foregoing, (I) in the event that Prentice is deemed a director by deputization by virtue of the rights set forth in Section 4(t), the restrictions set forth in this Section 4(j) shall not apply to the provision of information in the ordinary course to such director and the rights of Prentice and its affiliates to disclose any material non-public information received by such director as set forth in this Section 4(j)(i) shall not apply and (II) in the event any Buyer receives material non-public information it solicited from any employee, officer or director of the Company or any of its Subsidia ries the rights of such Buyer and its affiliates to disclose any material non-public information received by such director as set forth in this Section 4(j)(i) shall not apply.

                                        (ii)      In the event the Company desires to obtain the consent of the Buyers to any transaction in accordance with Section 4(l) (a “Consent Request Transaction”) and the Company has made a good faith determination that the matters relating to such Consent Request Transaction constitute material non-public information, the Company shall submit a written request (the “Material Event Notice”) to the person designated on the Schedule of Buyers for such Buyer, or such other person as such Buyer shall designate in writing to the Company (the “Material Notice Recipient”) requesting permission to deliver any such request (a “Consent Request Notice”). Until the earlier to occur of (x) the date on which the Material Notice Recipient gives written notice to the Company authorizing the delivery of such Consent Request Notice to the Buyer (the “Material Event Notice Acceptance”) or (y) the date on which the material non-public information which is the subject of the Consent Request Notice is publicly disclosed in a filing with the SEC, the Company shall be relieved of any obligation imposed by this Agreement or any other Transaction Document to deliver the Consent Request Notice to the Buyer, such Buyer shall be deemed to have waived the Buyer’s rights hereunder to receive such Consent Request Notice and the Buyer shall be deemed to have consented to such Consent Request Transaction, until the earlier to occur of (I) the date the Material Notice Recipient delivers such Material Event Notice Acceptance to the Company and (II) the date the Consent Request Transaction has been consummated. Notwithstanding anything in any Transaction Document to the contrary, the Company covenants and agrees that it shall not provide the Consent Request Noti ce to any Buyer until the earlier to occur of (x) such time as the Material Event Notice Acceptance is received by the Company or (y) the material non-public information which is the subject of the Consent Request Notice has been disclosed in a filing with the SEC. The Company shall, within five (5) Trading Days of the earlier to occur of (i) the consummation of the transactions contemplated by the Material Event Notice and (ii) the date the transaction contemplated by the Consent Request Notice is withdrawn or terminated, make public disclosure of any material non-public information provided to any Buyer in connection with the Consent Request Notice (the “Disclosure Date”). In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents. No Buyer shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents for any such disclosure.

                         (k)      Additional Notes; Variable Securities; Dilutive Issuances.

                                        (i)      So long as any Buyer beneficially owns any Securities, the Company will not, without the prior written consent of Buyers holding a majority of the Notes, issue any Notes (other than to the Buyers as contemplated hereby) and the Company shall not issue any other securities that would cause a breach or default under the Notes or the Warrants.

                                        (ii)      For so long as (x) at least $5,000,000 in aggregate principal amount of the Notes are outstanding or (y) at least 25% of the Series A Warrants are outstanding, the Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a conversion, exchange or exercise price which varies or may vary after issuance with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Conversion Price (as defined in the Notes) with respect to the Common Stock into which any Notes are convertible or the then applicable Exer cise Price (as defined in the Warrants) with respect to the Common Stock into which any Warrant is exercisable.

                                        (iii)      For so long as any Notes or Warrants remain outstanding, the Company shall not, in any manner, enter into or affect any dilutive issuance if the effect of such dilutive issuance is to cause the Company to be required to issue upon conversion of any Note or exercise of any Warrant any shares of Common Stock in excess of that number of shares of Common Stock which the Company may issue upon conversion of the Notes and exercise of the Warrants without breaching the Company’s obligations under the rules or regulations of the Principal Market.

                         (l)      Corporate Existence; Acquisitions. So long as any Buyer beneficially owns any Securities, the Company shall not be party to any Fundamental Transaction (as defined in the Notes) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes and the Warrants. Other than in connection with one or more Acquisition Transactions (as defined below) for aggregate gross purchase prices not in excess of $10 million, for so long as (x) at least $5,000,000 in aggregate principal amount of the Notes are outstanding or (y) at least 25% of the Series A Warrants are outstanding, without the prior written consent of the Required Holders, the Company shall not acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets or stock of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any equity interest therein or any assets outside the ordinary course of business (each, an “Acquisition Transaction”).

                         (m)      Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than (i) 130% of the maximum number of shares of Common Stock issuable upon conversion of the Notes (assuming for purposes hereof, that the Notes are convertible at the Conversion Price (as defined in the Notes) and without taking into account any limitations on the conversion of the Notes set forth in the Notes) and (ii) 130% of the maximum number of shares of Common Stock issuable upon exercise of the Warrants (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants).

                         (n)      Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

                         (o)      Additional Issuances of Securities.

                              (i)      For purposes of this Section 4(o), the following definitions shall apply.

                                        (1)    “Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.

                                        (2)    “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

                                        (3)    “Common Stock Equivalents” means, collectively, Options and Convertible Securities.

                                   (ii)      From the date hereof until the date that is thirty (30) Trading Days (as defined in the Notes) after the Effective Date (the “Trigger Date”), the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries’ equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock or Common Stock Equivalents (any such offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”).

                                   (iii)      From the Trigger Date until the date on which none of the Notes are outstanding, the Company will not, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this Section 4(o)(iii).

                                        (1)    The Company shall deliver to each Buyer who still holds Notes a written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with such Buyers all of the Offered Securities, allocated among such Buyers (a) based on such Buyer’s pro rata portion of the aggregate principal amount of Notes purchased hereunder (the “Basic Amount”), and (b) with respect to each Buyer that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Buyers as such Buyer shall indicate it will purchase or acquire should the other Buyers subscribe for less than their Basic Amounts (the “Undersubscription Amount”), which process shall be repeated until the Buyers shall have an opportunity to subscribe for any remaining Undersubscription Amount.

                                        (2)    To accept an Offer, in whole or in part, such Buyer must deliver a written notice to the Company prior to the end of the tenth (10th) Business Day after such Buyer’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of such Buyer’s Basic Amount that such Buyer elects to purchase and, if such Buyer shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Buyer elects to purchase (in either case, the “Notice of Acceptance”). If the Basic Amounts subscribed for by all Buyers are less than the total of all of the Basic Amounts, then each Buyer who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addit ion to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), each Buyer who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Buyer bears to the total Basic Amounts of all Buyers that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent its deems reasonably necessary.

                                        (3)    The Company shall have ten (10) Business Days from the expiration of the Offer Period above to (i) offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Buyers (the “Refused Securities”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring person or persons or less favorable to the Company than those set forth in the Offer Notice and (ii) publicly announce (a) the execution of such Subsequent Placement Agreement (as defined below), and (b) either (x) the consummation of the transactions contemplated by su ch Subsequent Placement Agreement or (y) the termination of such Subsequent Placement Agreement, which shall be filed with the SEC on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto.

                                        (4)    In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4(o)(iii)(3) above), then each Buyer may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Buyer elected to purchase pursuant to Section 4(o)(iii)(2)

above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Buyers pursuant to Section 4(o)(iii)(3) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Buyer so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Buyers in accordance with Section 4(o)(iii)(1) above.

                                        (5)    Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Buyers shall acquire from the Company, and the Company shall issue to the Buyers, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4(o)(iii)(3) above if the Buyers have so elected, upon the terms and conditions specified in the Offer. The purchase by the Buyers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Buyers of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Buyers and their respective counsel.

                                        (6)    Any Offered Securities not acquired by the Buyers or other persons in accordance with Section 4(o)(iii)(3) above may not be issued, sold or exchanged until they are again offered to the Buyers under the procedures specified in this Agreement.

                                        (7)    The Company and the Buyers agree that if any Buyer elects to participate in the Offer, (x) neither the securities purchase agreement (the “Subsequent Placement Agreement”) with respect to such Offer nor any other transaction documents related thereto (collectively, the “Subsequent Placement Documents”) shall include any term or provisions whereby any Buyer shall be required to agree to any restrictions in trading as to any securities of the Company owned by such Buyer prior to such Subsequent Placement, and (y) any registration rights set forth in such Subsequent Placement Documents shall be similar in all material respects to the registration rights contained in the Registration Rights Agreement.

                                        (8)    Notwithstanding anything to the contrary in this Section 4(o) and unless otherwise agreed to by the Buyers, the Company shall either confirm in writing to the Buyers that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case in such a manner such that the Buyers will not be in possession of material non-public information, by the twelfth (12th) Business Day following delivery of the Offer Notice. If by the twelfth (12th) Business Day following delivery of the Offer Notice no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been re ceived by the Buyers, such transaction shall be deemed to have been abandoned and the Buyers shall not be deemed to be in possession of any material, non-public information with respect to the Company. Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide each Buyer with another Offer Notice and each Buyer will again have the right of participation set forth in this Section 4(o)(iii). The Company shall not be permitted to deliver more than one such Offer Notice to the Buyers in any 60 day period.

                                        (9)    The restrictions contained in subsections (ii) and (iii) of this Section 4(o) shall not apply in connection with the issuance of any Excluded Securities and shall only apply for so long as (x) at least $5,000,000 in aggregate principal amount of the Notes are outstanding or (y) at least 25% of the Series A Warrants are outstanding.

                    (p)      Series A Preferred Stock Vote. Each Buyer hereby agrees with the Company (and not with any other party hereto) to vote any shares of voting capital stock of the Company held by such Buyer at the time of the next meeting of shareholders to be held no later than August 31, 2006 in favor of the conversion of the Series A Preferred Stock into Common Stock.

                    (q)      Stockholder Approval. The Company shall prepare and file with the SEC, as promptly as practicable after the date hereof but in no event later than July 15, 2006, an information statement (the “Information Statement”), substantially in the form that has been previously reviewed by and is reasonably acceptable to the Buyers and a counsel of their choice at the expense of the Company, not to exceed $10,000, informing the stockholders of the Company of the receipt of the consents of the requisite stockholders (the “Stockholder Consent” and the date such Stockholder consent is effective pursuant to applicable law and regulation, the “Stockholder Consent Effective Date”) including resolutions (the “Resolutions”) approving the Company’s issuance of all of the Se curities as described in the Transaction Documents and the Bettinger Agreement, including, without limitation, the Notes, the Conversion Shares, the Warrants, the Warrant Shares and the Bettinger Shares, in accordance with applicable law and the rules and regulations of the Principal Market. In addition to the foregoing, if otherwise required by applicable law, rule or regulation, the Company shall prepare and file with the SEC a preliminary proxy statement with respect to a special or annual meeting of the stockholders of the Company (the “Stockholder Meeting”), which shall be promptly called and held not later than the earlier to occur of (i) the date of the first meeting of the stockholders of the Company held after the Closing Date and (ii) October 31, 2006 (the “Stockholder Meeting Deadline”) soliciting each such stockholder’s affirmative vote for approval of, to the extent not previously adopted, the resolutions set forth in the Stockholder Consent (such affirmat ive approval being referred to herein as the “Stockholder Approval”), and the Company shall use its reasonable best efforts to solicit its stockholders’ approval of such resolutions and to cause the Board of Directors of the Company to recommend to the stockholders that they approve the Resolutions. The Company shall be obligated to seek to obtain the Stockholder Approval by the Stockholder Meeting Deadline.

                    (r)      Collateral Agent. Each Buyer hereby (a) appoints the Bridge Agent, as the collateral agent hereunder and under the other Security Documents (in such capacity, the “Collateral Agent”), and (b) authorizes the Collateral Agent (and its officers, directors, employees and agents) to take such action on such Buyer’s behalf in accordance with the terms hereof and thereof. The Collateral Agent shall not have, by reason hereof or any of the other Security Documents, a fiduciary relationship in respect of any Buyer. Neither the Collateral

Agent nor any of its officers, directors, employees and agents shall have any liability to any Buyer for any action taken or omitted to be taken in connection hereof or any other Security Document except to the extent caused by its own gross negligence or willful misconduct, and each Buyer agrees to defend, protect, indemnify and hold harmless the Collateral Agent and all of its officers, directors, employees and agents (collectively, the “Indemnitees”) from and against any losses, damages, liabilities, obligations, penalties, actions, judgments, suits, fees, costs and expenses (including, without limitation, reasonable attorneys’ fees, costs and expenses) incurred by such Indemnitee, whether direct, indirect or consequential, arising from or in connection with the performance by such Indemnitee of the duties and obligations of Collateral Agent pursuant hereto or any of the Security Documents. The Collateral Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the holders of a majority in principal amount of the Notes then outstanding, and such instructions shall be binding upon all holders of Notes; provided, however, that the Collateral Agent shall not be required to take any action which, in the reasonable opinion of the Agent, exposes the Agent to liability or which is contrary to this Agreement or any other Transaction Document or applicable law. The Collateral Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Transaction Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

                    (s)      Successor Collateral Agent.

                                   (i)      The Collateral Agent may resign from the performance of all its functions and duties hereunder and under the other Transaction Documents at any time by giving at least thirty (30) Business Days’ prior written notice to the Company and each holder of Notes. Such resignation shall take effect upon the acceptance by a successor Collateral Agent of appointment pursuant to clauses (ii) and (i) below or as otherwise provided below.

                                   (ii)      Upon any such notice of resignation, the holders of a majority in principal amount of the Notes then outstanding shall appoint a successor collateral agent. Upon the acceptance of any appointment as collateral agent hereunder by a successor agent, such successor collateral agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the collateral agent, and the Collateral Agent shall be discharged from its duties and obligations under this Agreement and the other Transaction Documents. After the Collateral Agent’s resignation hereunder as the collateral agent, the provisions of this Section 4(s) shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Collateral Agent under this Agreement and the other Transaction Documents.

                                   (iii)      If a successor collateral agent shall not have been so appointed within said thirty (30) Business Day period, the Collateral Agent shall then appoint a successor collateral agent who shall serve as the collateral agent until such time, if any, as the holders of a majority in principal amount of the Notes then outstanding appoint a successor collateral agent as provided above.

                    (t)      Nomination of Prentice Director. For so long as Prentice or any of its affiliates owns (x) at least $5,000,000 in aggregate principal amount of the Notes outstanding or (y) at least 25% of the Series A Warrants purchased by Prentice or its affiliates, as applicable, and subject to limitations, if any, imposed by stock exchange rules in effect from time to time, the Company agrees to cause one (1) person designated by Prentice to be nominated for election at every meeting of the stockholders of the Company called with respect to the election of members of the board of directors of the Company, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders or the board of directors with respect to the election of members of the board of directors of the Company. Should a person designated pursuant to this Section 4(t) be unwilling or unable to serve, or otherwise cease to serve, the Company shall cause one (1) person designated by Prentice to replace such member on the board of directors. If Prentice desires to remove any person designated by Prentice pursuant to this Section 4(t), the Company shall cooperate with and shall support such removal and any vacancy shall be filled in accordance with the preceding sentence.

                    (u)      Size of Board of Directors. For so long as any Notes or Warrants remain outstanding, the Company shall cause the board of directors of the Company to consist of five (5) directors.

                    (v)      Intercreditor Agreement. On or after the Closing Date, the Buyers shall enter into an intercreditor agreement with the CIT Lenders with respect to the first priority liens on account receivables and U.S. inventory of the Company and its Subsidiaries (including, without limitation, the rights of the CIT Lenders to sell any U.S. finished goods inventory under certain trademarks (but not to have a lien on such trademarks)) to be provided to the CIT Lenders by the Company in form and substance mutually acceptable to the CIT Lenders and the Buyers. In the event the Company closes an agreement with respect to the incurrence by the Company of Permitted Acquisition Indebtedness (as defined in the Notes), the Buyers shall enter into an intercreditor agreement with respect to such Permitted Acquisition Indebtedness, if required by the lender under such Permitted Acquisition Indebtedness, with respect to first priority liens on the assets of the Company and its Subsidiaries to be provided to such lender by the Company and such other matters as shall be requested by such lender in form and substance mutually acceptable to such lender and the Buyers.

                    (w)      Conditions Subsequent to the Closing. The Company shall deliver to the Buyers, not later than thirty (30) days following the Closing Date, a mortgage, in form and substance reasonably satisfactory to the Buyers, covering all of the Company’s right, title and interest in and to the real property listed on Schedule 4(w), together with all improvements located thereon (collectively, the “Property”), duly executed by the Company (the “New Mortgage”), together with, at the request of the Buyers, a current title search report, a title insurance policy, evidence of insurance, a current survey of the Property, and a current appraisal of the Property.

          5.    REGISTER; TRANSFER AGENT INSTRUCTIONS.

                    (a)      Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Notes and the Warrants in which the Company shall record the name and address of the Person in whose name the Notes and the Warrants have been issued (including the name and address of each transferee), the principal amount of the Notes, the number of Conversion Shares issuable upon conversion of the Notes and Warrant Shares issuable upon exercise of the Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

                    (b)      Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company (“DTC”), registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares, and the Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Notes or exercise of the Warrants in the form of Exhibit D attached hereto (the “Irrevocable Transfer Agent Instructions”). The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(g) hereof , will be given by the Company to its transfer agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company, as applicable, and to the extent provided in this Agreement and the other Transaction Documents. If a Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(g), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Conversion Shares or Warrant Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Securities to the Buyer, assignee or transferee, as the case may be, without any restrictive legend. The Com pany acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

          6.    CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

          The obligation of the Company hereunder to amend and restate the Bridge Facility and the Original Note Agreement in accordance herewith and to sell the Notes, the Series A Warrants and the Series B Warrants to each applicable Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

                    (a)      Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

                    (b)      Such Buyer and each other Buyer, as applicable, shall have delivered to the Company the Purchase Price (less, in the case of Prentice (a Buyer), a withholding amount with respect to certain expenses in accordance with Section 4(g)) for the Securities being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

                    (c)      The representations and warranties of such Buyer shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

                    (d)      All collateral pledged by MarNan and Dana shall have been released and returned to MarNan and Dana and such release and termination documentation terminating the MarNan and Dana Agreements (including without limitation UCC termination statements) as MarNan or Dana shall reasonably request shall be executed and delivered by the Bridge Lenders to MarNan and Dana.

          7.    CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

          The obligation of each Buyer hereunder, as applicable, to amend and restate the Bridge Facility and the Original Note Agreement in accordance herewith and to purchase the Notes, the Series A Warrants and the Series B Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

                    (a)      The Company shall have duly executed and delivered to such Buyer (i)  each of the Transaction Documents, (ii) (x) the Notes being acquired by such Buyer at the Closing pursuant to this Agreement (in such principal amounts as is set forth across from such Buyer’s name in column (3) of the Schedule of Buyers), if any, (y) the Series A Warrants (allocated in such amounts as such Buyer shall request) being acquired by such Buyer at the Closing pursuant to this Agreement, if any, and (z) the Series B Warrants (allocated in such amounts as such Buyer shall request) being purchased by such Buyer at the Closing pursuant to this Agreement, if any.

                    (b)      The Company shall have delivered to Prentice Management the Prentice Note Fee by wire transfer of immediately available funds pursuant to the wire instructions provided by Prentice Management.

                    (c)      The Company shall have delivered to each Bridge Lender the Outstanding Interest Amount payable to such Bridge Lender under the Bridge Facility as of the Closing Date by wire transfer of immediately available funds pursuant to the wire instructions provided by each such Bridge Lender.

                    (d)      Such Buyer shall have received the opinion of Kramer Levin Naftalis & Frankel LLP the Company’s outside counsel, dated as of the Closing Date, in substantially the form of Exhibit E attached hereto.

                    (e)      The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form of Exhibit D attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

                    (f)      The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in each such entity’s jurisdiction of formation issued by the Secretary of State (or equivalent) of such jurisdiction of formation as of a date within ten (10) days of the Closing Date.

                    (g)      The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within ten (10) days of the Closing Date.

                    (h)      The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (x) the resolutions consistent with Section 3(b) as adopted by the Company’s board of directors in a form reasonably acceptable to such Buyer, (y) the Certificate of Incorporation and (z) the Bylaws, each as in effect at the Closing, in the form attached hereto as Exhibit F.

                    (i)      The representations and warranties of the Company shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form attached hereto as Exhibit G.

                    (j)      The Company shall have delivered to such Buyer a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Closing Date.

                    (k)      The Common Stock (i) shall be designated for quotation or listed on the Principal Market and (ii) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor, except as disclosed on Schedule 3(n), shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (x) in writing by the SEC or the Principal Market or (y) by falling below the minimum maintenance requirements of the Principal Market.

                    (l)      The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

                    (m)      Concurrently with the Closing hereunder, the transactions contemplated by the Bettinger Agreement shall have been consummated.

                    (n)      The Company shall have delivered to such Buyer (i) Stockholder Consents executed by holders of a majority of the outstanding voting securities of the Company (the “Stockholders”) in the form attached hereto as Exhibit H and (ii) duly executed voting agreements of the Stockholders, in the form attached hereto as Exhibit J (the “Voting Agreements”), whereby the Stockholders shall agree to vote in favor of the Resolutions and to vote in favor of one Person designated by Prentice to serve on the board of directors of the Company as and to the extent provided in Section 4(s).

                    (o)      The Company shall have delivered to such Buyer a duly executed Stockholder Consent.

                    (p)      Within six (6) Business Days prior to the Closing, the Company shall have delivered or caused to be delivered to each Buyer (i) true copies of UCC search results, listing all effective financing statements which name as debtor the Company or any of its Subsidiaries filed in the prior five years to perfect an interest in any assets thereof, together with copies of such financing statements, none of which, except as otherwise agreed in writing by the Buyers, shall cover any of the Collateral (as defined in the Security Documents) and the results of searches for any tax lien and judgment lien filed against such Person or its property, which results, except as otherwise agreed to in writing by the Buyers shall not show any such Liens (as defined in the Security Documents); and (ii) a perfection certificate, duly completed and executed by the Company and each of its Subsidiaries, in form and substance satisfactory to the Buyers.

                    (q)      The Company shall have consummated the transactions contemplated by the CIT Facility and delivered to such Buyer duly executed copies of the agreements relating to such CIT Facility, which shall be in form and substance satisfactory to the Required Holders.

                    (r)      The Company shall have redeemed the 205.90 shares of Series A Preferred Stock held, in the aggregate, by MarNan and Dana at a purchase price not to exceed $1.75 per share upon terms and conditions reasonably satisfactory to Prentice.

                    (s)      The Company and the Agent shall have executed a letter, satisfactory in form and substance to Prentice, terminating any and all obligations of the Company to Agent under that certain August 15, 2005 engagement letter with Agent.

                    (t)      The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

          8.    TERMINATION.

                    In the event that the Closing shall not have occurred with respect to a Buyer on or before fifteen (15) Business Days from the date hereof due to the Company’s or such Buyer’s failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, if this Agreement is terminated pursuant to this Section 8, the Company shall remain obligated to reimburse the non-breaching Buyers for the expenses described in Section 4(g) above.

          9.    MISCELLANEOUS.

                    (a)      Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

                    (b)      Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

                    (c)      Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                    (d)      Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

                    (e)      Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of at least a majority in aggregate principal amount of the Notes issued and issuable hereunder, and any amendment to this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities, as applicable. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Notes then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration also is offered to all of the parties to such particular Transaction Document. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

                    (f)      Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Ascendia Brands, Inc.
American Metro Center
240 Princeton Avenue, Suite 108
Hamilton, NJ 08619
Telephone:	(609) 219-0930
Facsimile:	(609) 219-1238
Attention:	General Counsel

With a copy (for informational purposes only) to:

Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, NY 10036
Telephone:	(212) 715-9100
Facsimile:	(212) 715-8000
Attention:	Thomas D. Balliett

If to the Transfer Agent:

American Stock Transfer & Trust Co.
6201 15th Avenue
Brooklyn, NY 11219
Attention: Joe Wolf, Vice President
Telephone:	(718) 921-8143
Facsimile:	(718) 921-8116

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers,

with a copy (for informational purposes only) to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Telephone:	(212) 756-2000
Facsimile:	(212) 593-5955
Attention:	Eleazer N. Klein, Esq.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

                    (g)      Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Notes or the Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least a majority of the aggregate number of Registrable Securities issued and issuable hereunder, including by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes and the Warrants). A Buyer may assign some or all of its rights hereunder in connection with the transfer of any of its Securities without the consent of the Company, in which event such assignee shall be deemed to be a Buyer h ereunder with respect to such assigned rights.

                    (h)      No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

                    (i)      Survival. Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3 and the agreements and covenants set forth in Sections 4, 5 and 9 shall survive the Closing and the delivery and exercise of Securities, as applicable. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

                    (j)      Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                    (k)      Indemnification. In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, an d expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transa ction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure made by such Buyer pursuant to Section 4(j), or (iv) the status of such Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(k) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.

                    (l)      No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                    (m)      Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. The Co mpany therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

                    (n)      Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights

                    (o)      Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                    (p)      Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Buyers are not acting in concert or as a group, and the Company will not assert any such claim, with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

          IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

ASCENDIA BRANDS, INC.

By:	/s/ Brian J. Geiger
Name: Brian J. Geiger Title: Senior Vice President & Chief Financial Officer

          IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

PRENCEN, LLC

By:	/s/ Mathew B. Hoffman
Name: Mathew B. Hoffman
Title: General Counsel

          IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

PRENCEN LENDING, LLC, as Buyer

By:
Name: Title:

Solely with respect to Section 2(n) hereof.

PRENCEN LENDING, LLC, as Bridge Agent

By:
Name: Title:

SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)	(5)	(6)		(7)
Buyer	Address and Facsimile Number	Aggregate Principal Amount of Notes	Number of Series A Warrant Shares	Number of Series B Warrant Shares	Cash Purchase Price	Purchase Price	Legal Representative’s Address and Facsimile Number
Prencen, LLC	c/o Prentice Capital Management, LP 623 Fifth Avenue 32nd Floor New York, NY 10022 Facsimile: (212) 756-1480 Telephone: (212)-756-8045 Attention: Michael Weiss Mathew Hoffman	N/A	3,053,358	3,000,000**	N/A	N/A	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Eleazer Klein, Esq. Facsimile: (212) 593-5955 Telephone: (212) 756-2376

Prencen Lending, LLC	c/o Prentice Capital Management, LP 623 Fifth Avenue 32nd Floor New York, NY 10022 Facsimile: (212) 756-1480 Telephone: (212) 756-8045 Attention: Michael Weiss Mathew Hoffman	$91,000,000	N/A	N/A	$6,000,000	$91,000,000	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Eleazer Klein, Esq. Facsimile: (212) 593-5955 Telephone: (212) 756-2376

**Represents maximum number of Series B Warrant Shares issuable upon exercise of the Series B Warrant. The actual number of Series B Warrant Shares issuable at any time upon exercise of the Series B Warrant shall be determined in accordance with the terms of the Series B Warrant.

EXHIBITS

Exhibit A	Form of Notes
Exhibit B-1	Form of Series A Warrants
Exhibit B-2	Form of Series B Warrants
Exhibit C	Form of Registration Rights Agreement
Exhibit D	Form of Irrevocable Transfer Agent Instructions
Exhibit E	Form of Outside Company Counsel Opinion
Exhibit F	Form of Secretary’s Certificate
Exhibit G	Form of Officer’s Certificate
Exhibit H	Form of Stockholder Consent
Exhibit I	Form of Voting Agreement
Exhibit J	Form of Amended and Restated Pledge Agreement
Exhibit K	Form of Amended and Restated Security Agreement
Exhibit L-1	Form of Amended and Restated Guaranty
Exhibit L-2	Form of Additional Guaranty